UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

SHENGTAI PHARMACEUTICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-218-2777

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2010, Mr. Yongqiang Wang resigned as our Chief Financial Officer. On the same date, we entered into an employment agreement with Mr. Hu Ye to appoint Mr. Ye as our new Chief Financial Officer. The employment agreement was ratified by our board of directors on March 3, 2010.

Mr. Ye, 48, was the CFO of China Shen Zhou Mining & Resources, Inc. (AMEX: SHZ) from June 2008 to March 2009 and the CFO of Si Mei Te Food Ltd. (OTCBB: CADQ.OB) from May 2009 to September 2009.  He worked in China as the CFO of Odysys International Ltd. from December 2003 to March 2006, CFO of BOCO Enterprises Ltd. from March 2006 to March 2007 and from December 2007 to May 2008, and CFO of EMarket Holding Group Corp. from March 2007 to November 2007.  From January 2002 to September 2003 Mr. Ye was a consultant at Securitization Finance, CIT Group, Inc. in Canada. From June 1999 to March 2001 Mr. Ye was an Assistant Vice-President in Finance, Corporate and Institutional Client Group of Merrill Lynch Canada. From January 1990 to June 1999, Mr. Ye worked as a financial analyst of Finance and Tax, and a Financial Control Administrator at Mackenzie Financial Corporation in Canada.

Mr. Ye received his degree of Master of Arts in Economics from University of Toronto, Canada in 1989 and a Bachelor of Science in Electrical Engineering from Huazhong University of Science and Technology, China in 1984. Mr. Ye has been a Certified General Accountant (CGA) of Canada since 1998.

Mr. Ye has been serving as a Non-Executive Board Member of Beijing Heidrick & Struggles International Management Consulting Co. Ltd. since July 2006 and as a Non-Executive Board Member of CIC Mining Resources Ltd. (CNQ:C.RRR; FSE:31C) since February 2009.

There is no family relationship between Mr. Ye and any of our other officers and directors. Except for the employment agreement described below, Mr. Ye has not had any transaction with us since the beginning of our last fiscal year.

Mr. Ye’s term of office as our Chief Financial Officer is three years. Mr. Ye’s compensation as our Chief Financial Officer is set forth in an employment agreement between Mr. Ye and us dated March 1, 2010.  Under that agreement, Mr. Ye is to receive compensation consisting of the following: (i) an annual salary of RMB 1,000,000 (approximately $146,494) Yuan for the first year, RMB 1,200,000 Yuan (approximately $175,793) for the second year, and RMB 1,500,000 Yuan (approximately $ 219,741) for the third year, (ii) an option to purchase 300,000 shares of common stock of the Company at the exercise price of $2.60 per share, vesting in equal installments on each of the first three anniversaries of the grant date, subject to Mr. Ye’s employment with the Company, and (iii) medical and dental insurance.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.

Dated: March 3, 2010
By: /s/ Qingtai Liu
Name: Qingtai Liu
Title: Chief Executive Officer